Exhibit 10.1(e)

FOURTH AMENDMENT TO THE SECOND AMENDED

AND RESTATED AGREEMENT OF LIMITED PARTNERSHIP

OF

INNKEEPERS USA LIMITED PARTNERSHIP

This Fourth Amendment (this “Amendment”) to the Second Amended and Restated Agreement of Limited Partnership of Innkeepers USA Limited Partnership (the “Partnership”) dated November 1, 1996 (the “Partnership Agreement”) is entered into as of January 20, 2004, by and among Innkeepers Financial Corporation, a Virginia corporation (the “General Partner”), which is the sole general partner of the Partnership, and Innkeepers USA Trust, a Maryland real estate investment trust (the “Trust”), which is the sole shareholder of the General Partner. All capitalized terms used herein and not otherwise defined shall have the meanings assigned to them in the Partnership Agreement.

WHEREAS, the Trust, on even date herewith, has issued 5,800,000 of its 8.0% Series C cumulative preferred shares of beneficial interest, $.01 par value per share, having a liquidation preference equivalent to $25.00 per share (the “Series C Preferred Shares”), and has sold such Series C Preferred Shares in an underwritten public offering (the “Series C Offering”);

WHEREAS, the Trust desires to contribute the net proceeds of the sale of the Series C Preferred Shares through the General Partner to the Partnership in exchange for the issuance to the General Partner of preferred partnership interests in the Partnership as set forth herein;

WHEREAS, the General Partner is authorized to cause the Partnership to issue interests in the Partnership to the General Partner in exchange for such contribution of such net proceeds made by the Trust through the General Partner;

WHEREAS, the Partnership will use a portion of the net proceeds to redeem from the General Partner currently outstanding Series A Preferred Partnership Units in the Partnership (as set forth herein);

WHEREAS, on December 15, 2003, the holders of common limited partnership units and the Class B Limited Partnership Units of the Partnership consented to the Series C Offering and the issuance by the Partnership of corresponding preferred partnership interests in the Partnership issued in connection with the Series C Offering.

NOW, THEREFORE, in consideration of the mutual covenants herein contained, and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree to amend the Partnership Agreement as follows:

Section 1. Redemption of Series A Preferred Partnership Units.

The Partnership hereby redeems the Series A Preferred Units in the Partnership.

Section 2. Contribution.

The Trust hereby contributes through the General Partner to the Partnership the entire net proceeds received by the Trust from the issuance of the Series C Preferred Shares. The Trust shall be deemed to have made a Capital Contribution to the Partnership in an amount equal to the gross proceeds raised in connection with the issuance of such shares of Series C Preferred Shares, which is $145,000,000, and the Partnership shall be deemed simultaneously to have paid for the costs and expenses relating to the offer, registration and sale of the Series C Preferred Shares.

Section 3. Issuance of Series C Preferred Units.

In consideration of the contribution to the Partnership made by the Trust through the General Partner pursuant to Section 2 hereof, the Partnership hereby issues to the General Partner 5,800,000 Series C Preferred Partnership Units (as defined below).

Section 4. Definitions.

(a) Article I of the Partnership Agreement is hereby amended by inserting in the appropriate alphabetical locations the following definitions of Articles Supplementary, Class B Preferred Partnership Unit, Class B Preferred Percentage Interest, Series C Limited Partner, Series C Preference Value per Unit, Series C Preferred Partnership Unit, Series C Preferred Percentage Interest, Series C Preferred Return and Series C Preferred Share, as follows:

“Articles Supplementary” means the Articles Supplementary to the Declaration of Trust setting forth the terms of the Series C Preferred Shares.

“Class B Preferred Partnership Unit” means a fractional, undivided share of the ownership interests in the Partnership issued hereunder to the Class B Limited Partners. The allocation of Class B Preferred Partnership Units among the Partners shall be as set forth on Exhibit A, as it may be amended from time to time. Upon any redemption, issuance or transfer of Class B Preferred Partnership Units, the General Partner shall prepare a revised schedule in the form of Exhibit A reflecting the names of the then-current Partners, their Common, Class B Preferred, or Series C Preferred Percentage Interests, and the number of Common Partnership Units or Preferred Partnership Units owned by each Partner.

“Class B Preferred Percentage Interest” means the percentage ownership interest in the Class B Preferred Partnership Units of each Partner that holds Class B Preferred Partnership Units, as determined by dividing the number of Class B Preferred Partnership Units held by such Partner by the total number of Class B Preferred Partnership Units then outstanding.

“Series C Limited Partner” means any Person named as a Series C Limited Partner on Exhibit A, and any Person who becomes a Substitute or Additional Series C Limited Partner, in such Person’s capacity as a Series C Limited Partner in the Partnership.

“Series C Preference Value per Unit” means, with respect to each outstanding Series C Preferred Partnership Unit, the liquidation preference value of $25.00.

“Series C Preferred Partnership Unit” means a share of the ownership interests in the Partnership designated as Series C Preferred Partnership Units and issued to the General Partner in exchange for the net proceeds of the issuance by the Trust of its Series C Preferred Shares, which Series C Preferred Partnership Units shall have the designations, preferences, privileges, limitations and relative rights set forth in Section 4.02(f) hereof. The allocation of Series C Preferred Partnership Units shall be as set forth on Exhibit A, as may be amended from time to time. Upon any redemption, issuance or transfer of Series C Preferred Partnership Units, the General Partner shall prepare a revised schedule in the form of Exhibit A reflecting the names of the then-current Partners, their Common, Class B Preferred, or Series C Preferred Percentage Interests, and the number of Common or Preferred Partnership Units owned by each Partner.

“Series C Preferred Percentage Interest” means the percentage ownership interest in the Series C Preferred Partnership Units of each Partner that holds Series C Preferred Partnership Units, as determined by dividing the number of Series C Preferred Partnership Units held by such Partner by the total number of Series C Preferred Partnership Units then outstanding.

“Series C Preferred Return” means, on each Partnership Record Date following the date of this Agreement, an annualized amount equal to $2.00 per Series C Preferred Partnership Unit. The Series C Preferred Return shall be cumulative and shall be prorated for any partial calendar year.

“Series C Preferred Share” means one 8.0% Series C Cumulative Preferred Share of beneficial interest of the Company.

(b) Each of the definitions Class B Preference Value per Unit, Common Partnership Units, Limited Partner and Preferred Partnership Unit set forth in Article I of the Partnership Agreement is hereby deleted in its entirety and the following new definition is inserted in its place:

“Class B Preference Value per Unit” means, with respect to each Class B Preferred Partnership Unit held by each Class B Limited Partner, the liquidation preference value of $11.00 per Class B Preferred Partnership Unit.

“Common Partnership Unit” means a fractional, undivided share of the ownership interests in the Partnership issued hereunder to the General Partner and the Class A Limited Partners. The allocation of Common Partnership Units among the General Partner and the Class A Limited Partners shall be as set forth on Exhibit A, as may be amended from time to time. Upon any redemption, issuance or transfer of Common Partnership Units, the General Partner shall prepare a revised schedule in the form of Exhibit A reflecting the names of the then-current Partners, their Common, Class B Preferred, or Series C Preferred Percentage Interests, and the number of Common Partnership Units or Preferred Partnership Units owned by each Partner.

“Limited Partner” means any Person named as a Class A Limited Partner, a Class B Limited Partner or Series C Limited Partner on Exhibit A, and any Person who becomes a Substitute or Additional Limited Partner, in such Person’s capacity as a Limited Partner in the Partnership.

“Preferred Partnership Unit” means a Class B Preferred Partnership Unit, a Series C Preferred Partnership Unit, or any other unit of preferred partnership interest in the Partnership.

Section 5. Issuance of Superior and Pari Passu Partnership Units.

Article IV, Section 4.02(c) of the Partnership Agreement is hereby deleted in its entirety and the following new Section 4.02(c) is inserted in its place:

“(c) Issuance of Superior and Pari Passu Partnership Units. The Partnership may issue at any time Partnership Units that have income, distribution, and liquidation rights subordinate to the income, distribution, and liquidation rights of the Class B Preferred Partnership Units. However, as long as the Class B Preferred Partnership Units remain outstanding (the “Limitation

Period”), the Partnership may issue Partnership Units with income, distribution, or liquidation rights that are superior to (“Superior Partnership Units”) or the same as (“Pari Passu Partnership Units”) the income, distribution, or liquidation rights of the Class B Preferred Partnership Units if, and only if, immediately after such issuance (i) the value of all of the Superior Partnership Units that would be outstanding immediately after such issuance would not exceed an amount equal to 18.7% of the aggregate value of the total outstanding partnership interests in the Partnership immediately after such issuance (“Total Equity”), and (ii) the value of all of the Pari Passu Partnership Units and the Superior Partnership Units, taken together, that would be outstanding immediately after such issuance would not exceed an amount equal to (A) 22% of the Total Equity, plus (B) the value of the Class B Preferred Partnership Units issued to the partnerships controlled by Jack P. DeBoer that owned the Class B Hotels, minus (C) the value of such remaining outstanding Class B Preferred Partnership Units. For purposes of this Section 4.02(c), Total Equity shall include (i) all Preferred Partnership Units, (ii) all Common Partnership Units held by the General Partner, the Company and the Class A Limited Partners and (iii) all Superior Partnership Units and Pari Passu Partnership Units held by (or to be issued to) the General Partner, the Company or others. For purposes of this Section 4.02(c), (A) the deemed value of any Preferred Partnership Units, Superior Partnership Units and Pari Passu Partnership Units outstanding and to be outstanding shall be the aggregate liquidation preference value of such Partnership Units, and (B) the deemed value of any Common Partnership Units shall be the number of such Partnership Units outstanding multiplied by the reported closing share price of one Common Share on the business day prior to the issuance of Partnership Units on the New York Stock Exchange or the exchange on which the Common Shares are then primarily traded. The restrictions in this paragraph shall terminate when the Class B Preferred Partnership Units are no longer outstanding. During the Limitation Period, the Partnership may not issue Superior Partnership Units in exchange for non-cash property. None of the limitations in this paragraph shall prevent the Partnership from issuing Class B Preferred Partnership Units in connection with the acquisition of the seven Residence Inn hotels owned by partnerships controlled by Jack P. DeBoer.

Section 6. Creation of Series C Preferred Partnership Units.

Article IV, Section 4.02 of the Partnership Agreement is hereby amended by adding Section 4.02(f) as follows:

“(f) 8.0% Series C Preferred Partnership Units.

(1) Designation and Number. A series of Partnership Units, designated the “8.0% Series C Preferred Partnership Units”, is hereby established. The number of Series C Preferred Partnership Units shall be as set forth on Exhibit A hereto.

(2) Rank. The Series C Preferred Partnership Units will, with respect to distribution rights and rights upon liquidation, dissolution or winding up of the Partnership, rank (i) prior or senior to all classes or series of Common Partnership Units of the Partnership, and to all Partnership Units ranking junior to the Series C Preferred Partnership Units with respect to distribution rights or rights upon liquidation, dissolution or winding up of the Partnership; (ii) on a parity with the Class B Preferred Partnership Units and all Partnership Units issued by the Partnership the terms of which specifically provide that such Partnership Units rank on a parity with the Series C Preferred Partnership Units with respect to distribution rights or rights upon liquidation, dissolution or winding up of the Partnership; and (iii) junior to all existing and future indebtedness of the Partnership. The term “Partnership Units” does not include convertible debt securities, which will rank senior to the Series C Preferred Partnership Units prior to conversion.

(3) Distributions.

(a) Holders of the Series C Preferred Partnership Units are entitled to receive cumulative cash distributions in accordance with Section 5.02(a)(i)(B) hereof. Notwithstanding the provisions of Section 5.02(a) hereof, distributions on the Series C Preferred Partnership Units shall be cumulative from the date of original issue and shall be payable quarterly in arrears on or before the last Tuesday of January, April, July and October of each year, or, if not a Business Day (as defined below), the next succeeding business day (each, a “Distribution Payment Date”) commencing April 27, 2004. “Business Day” shall mean any day other than a Saturday, Sunday or other day on which commercial banks in the City of New York are authorized or required to close. The first distribution will be payable for the period beginning January 20, 2004. Any distribution payable on the Series C Preferred Partnership Units for any partial distribution period will be computed on the basis of a 360-day year consisting of twelve 30 day months. Distributions will be payable to holders of record as they appear in the ownership records of the Partnership at the close of business on the Partnership Record Date.

(b) The amount of any distributions accrued on any Series C Preferred Partnership Units at any Distribution Payment Date shall be the amount of any unpaid distributions accumulated thereon, to and including such Distribution Payment Date, whether or not earned or declared, and the amount of distributions accrued on any Series C Preferred Partnership Units at any date other than a Distribution Payment Date shall be equal to the sum of the amount of any unpaid distributions accumulated thereon, to and including the last preceding Distribution Payment Date, whether or not earned or declared, plus an amount calculated on the basis of the Series C Preferred Return for the period after such last preceding Distribution Payment Date to and including the date as of which the calculation is made based on a 360-day year of twelve 30-day months.

(c) Except as provided in subsection (a) hereof, the holder of the Series C Preferred Partnership Units will not be entitled to any distributions in excess of full cumulative distributions as described above and shall not be entitled to participate in the earnings or assets of the Partnership, and no interest, or sum of money in lieu of interest, shall be payable in respect of any distribution payment or payments on the Series C Preferred Partnership Units which may be in arrears.

(d) No distributions on Series C Preferred Partnership Units shall be declared by the General Partner or paid or set apart for payment by the Partnership if the terms and provisions of any agreement of the Partnership, including any agreement relating to its indebtedness, prohibit such declaration, payment or setting apart for payment or provide that such declaration, payment or setting apart for payment would constitute a breach thereof or a default thereunder, or if such declaration or payment shall be restricted or prohibited by law. Notwithstanding the foregoing, distributions on the Series C Preferred Partnership Units will accrue whether or not the Partnership has earnings, whether or not there is available cash flow for the payment of such distributions and whether or not such distributions are declared. Accrued but unpaid distributions on the Series C Preferred Partnership Units will not bear interest and holders of the Series C Preferred Partnership Units will not be entitled to any distributions in excess of full cumulative distributions described above.

(e) When distributions are not paid in full (or a sum sufficient for such full payment is not so set apart) upon the Series C Preferred Partnership Units and any other series of Preferred Partnership Units ranking on a parity as to distributions with the Series C Preferred Partnership Units, all distributions declared upon the Series C Preferred Partnership Units and any other series of Preferred Partnership Units ranking on a parity as to distributions with the Series C Preferred Partnership Units shall be declared pro rata so that the amount of distributions declared per Series C Preferred Partnership Unit and such other series of Preferred Partnership Units shall in all cases bear to each other the same ratio that accrued distributions per Series C Preferred Partnership Unit and such other series of Preferred Partnership Units (which shall not include any accrual in respect of unpaid distributions for prior distribution periods if such Preferred Partnership Units do not have a cumulative distribution) bear to each other. Except as set forth in the preceding sentence, no distributions will be declared or paid or set apart for payment on any Partnership Units or any other series of Preferred Partnership Units ranking, as to distributions, on a parity with the Series C Preferred Partnership Units for any period unless full cumulative distributions have been or contemporaneously are declared and paid or declared and a sum sufficient for the payment thereof is set apart for such payment on the Series C Preferred Partnership Units for all past distribution periods and the then current distribution period.

(f) Except as provided in the immediately preceding paragraph, unless full cumulative distributions on the Series C Preferred Partnership Units have been or contemporaneously are declared and paid or declared and a sum sufficient for the payment thereof is set apart for payment for all past distribution periods and the then current distribution period, no distributions (other than a distribution of Common Partnership Units or other Partnership Units ranking junior to the Series C Preferred Partnership Units as to distributions and upon liquidation) shall be declared or paid or set aside for payment with respect to Common Partnership Units, or any other Partnership Units ranking junior to the Series C Preferred Partnership Units as to distributions or upon liquidation, nor shall any Common Partnership Units, or any other Partnership Units in the Partnership ranking junior to or on a parity with the Series C Preferred Partnership Units as to distributions or upon liquidation be redeemed, purchased or otherwise acquired (other than the conversion of the Class B Preferred Partnership Units) for any consideration (or any monies be paid to or made available for a sinking fund for the redemption of any such units) by the Partnership. Holders of Series C Preferred Partnership Units shall not be entitled to any distribution, whether payable in cash, property or securities in excess of full cumulative distributions on the Series C Preferred Partnership Units as provided above.

(4) Liquidation Preference. Upon any voluntary or involuntary liquidation, dissolution or winding up of the affairs of the Partnership, the holders of Series C Preferred Partnership Units are entitled to distributions payable in accordance with Section 5.06(a) hereof with respect to Series C Partnership Units. The Partnership will promptly provide to the holders of Series C Preferred Partnership Units written notice of any event triggering the right to receive such liquidation distributions. After payment of the full amount of such distribution pursuant to Section 5.06 hereof, the holders of Series C Preferred Partnership Units will have no right or claim to any of the remaining assets of the Partnership. The consolidation or merger of the Partnership with or into any other partnership, corporation, trust or entity or of any other partnership or corporation with or into the Partnership, or the sale, lease or conveyance of all or substantially all of the property or business of the Partnership, shall not be deemed to constitute a liquidation, dissolution or winding up of the Partnership.

(5) Redemption.

(a) The Series C Preferred Partnership Units are not redeemable by the Partnership prior to January 20, 2009. On and after January 20, 2009, the Partnership, at its option upon not less than 30 nor more than 60 days’ written notice, may redeem the Series C Preferred Partnership Units, in whole or in part, at any time or from time to time, for a cash amount equal to the Series C Preference Value per Unit, plus all accrued and unpaid distributions thereon to the date fixed for redemption, without interest. A holder shall surrender its Series C Preferred Partnership Units at the place designated in such notice and shall be entitled to the redemption price and any accrued and unpaid distributions payable upon such redemption following such surrender. If notice of redemption of any Series C Preferred Partnership Units has been given and if the funds necessary for such redemption have been set aside by the Partnership in trust for the benefit of the holders of any Series C Preferred Partnership Units so called for redemption, then from and after the redemption date distributions will cease to accrue on such Series C Preferred Partnership Units, such Series C Preferred Partnership Units shall no longer be deemed outstanding and all rights of the holders of such Series C Preferred Partnership Units will terminate, except the right to receive the redemption price. If less than all of the outstanding Series C Preferred Partnership Units are to be redeemed, the Series C Preferred Partnership Units to be redeemed shall be selected pro rata (as nearly as may be practicable without creating fractional Series C Preferred Partnership Units) or by any other equitable method determined by the General Partner.

(b) Notice of redemption will be mailed or delivered to holders of Series C Preferred Partnership Units not less than 30 nor more than 60 days prior to the redemption date. In addition to any information required by law, each notice shall state: (i) the redemption date; (ii) the redemption price; (iii) the number of Series C Preferred Partnership Units to be redeemed; (iv) the place or places where the Series C Preferred Partnership Units are to be surrendered for payment of the redemption price; and (v) that distributions on the Series C Preferred Partnership Units to be redeemed will cease to accrue on such redemption date. If less than all of the Series C Preferred Partnership Units held by any holder are to be redeemed, the notice mailed to such holder shall also specify the number of Series C Preferred Partnership Units held by such holder to be redeemed.

(c) Immediately prior to any redemption of Series C Preferred Partnership Units, the Partnership shall pay, in cash, any accumulated and unpaid distributions through the redemption date, unless a redemption date falls after a Partnership Record Date and prior to the corresponding Distribution Payment Date, in which case each holder of Series C Preferred Partnership Units at the close of business on such Partnership Record Date shall be entitled to the distribution payable on such shares on the corresponding Distribution Payment Date notwithstanding the redemption of such shares before such Distribution Payment Date.

(d) If the Partnership exercises its optional redemption right with respect to the Series C Preferred Partnership Units pursuant to this Section 4.02(f)(5), then the Trust must redeem a corresponding number of Series C Preferred Shares. Similarly, if the Trust exercises its optional redemption right with respect to Series C Preferred Shares, then the Partnership must redeem a corresponding number of Series C Preferred Partnership Units.

(6) Conversion. Except as provided in Section 4.02(f) hereof, the Series C Preferred Partnership Units are not redeemable for, convertible into or exchangeable for any other property or securities of the Partnership or the General Partner.”

Section 6. Percentage Interests.

Article IV, Section 4.05 is hereby deleted in its entirety and the following new Section 4.05 is inserted in its place:

“4.05 Percentage Interests. If the number of outstanding Partnership Units increases or decreases during a taxable year, Class B Preferred Partnership Units are converted into Common Partnership Units pursuant to Section 8.07 hereof, or Series C Preferred Partnership Units are redeemed pursuant to Section 4.02(f)(5) hereof, (i) the General Partner and each Class A Limited Partner’s Common Percentage Interest shall be adjusted to a percentage equal to the number of Common Partnership Units held by such Partner divided by the aggregate number of outstanding Common Partnership Units, (ii) each Class B Limited Partner’s Class B Preferred Percentage Interest shall be adjusted to a percentage equal to the number of Class B Preferred Partnership Units held by such Partner divided by the aggregate number of outstanding Class B Preferred Partnership Units, and (iii) each Series C Limited Partner’s Series C Preferred Percentage Interest shall be adjusted to a percentage equal to the number of the Series C Preferred Partnership Units held by such Partner divided by the aggregate number of the outstanding Series C Preferred Partnership Units. If the Partners’ Common, Class B Preferred, or Series C Preferred Percentage Interests are adjusted pursuant to this Section 4.05, gross income of the Partnership, Profits, and Losses for the taxable year in which the adjustment occurs shall be allocated between the part of the year ending on the day when the Partnership’s property is revalued by the General Partner and the part of the year beginning on the following day either (i) as if the taxable year had ended on the date of the adjustment or (ii) based on the number of days in each part. The General Partner, in its sole discretion, shall determine which method shall be used to allocate gross income of the Partnership, Profits, and Losses for the taxable year in which the adjustment occurs. The allocation of gross income of the Partnership, Profits, and Losses for the earlier part of the year shall be based on the percentage interests before adjustment, and the allocation of gross income of the Partnership, Profits, and Losses for the later part shall be based on the adjusted percentage interests.”

Section 7. Gross Income Allocation.

Article V, Section 5.01(a) is hereby deleted in its entirety and the following new Section 5.01(a) is inserted in its place:

“(a) Gross Income. Gross income of the Partnership for each fiscal year of the Partnership shall be allocated pari passu to (i) the Class B Limited Partners in proportion to their Class B Preferred Percentage Interests until the aggregate amount of gross income allocated to the Class B Limited Partners under this Section 5.01(a) for the current and all prior years equals the aggregate amount of the Class B Preferred Return paid to the Class B Limited Partners pursuant to Sections 5.02(a)(i)(A), 5.06(a)(i)(A), 8.07 and 8.08 for the current and all prior years, and (ii) the Series C Limited Partners in proportion to their Series C Preferred Percentage Interests until the aggregate amount of gross income allocated to the Series C Limited Partners under this Section 5.01(a) for the current and all prior years equals the aggregate amount of the Series C Preferred Return paid to the Series C Limited Partners pursuant to Sections 5.02(a)(i)(B) and 5.06(a)(i)(B) for the current and all prior years. In the event that the Partnership has insufficient gross income to allocate the appropriate amounts to both the Class B Limited Partners and the Series C Limited Partners under this Section 5.01(a), the Partnership’s gross income will be allocated pro rata (on the basis set forth above) between the Class B Limited Partners, on the one hand, and the Series C Limited Partners, on the other hand.”

Section 8. Distribution of Cash.

Article V, Section 5.02(a) is hereby deleted in its entirety and the following new Section 5.02(a) is inserted in its place:

“(a) The General Partner shall distribute cash on a quarterly (or, at the election of the General Partner, more frequent) basis, in an amount determined by the General Partner in its sole discretion, to the Partners who are Partners on the Partnership Record Date with respect to such quarter (or other distribution period), as follows:

(i) First, (A) to the Class B Limited Partners in accordance with their respective Class B Preferred Percentage Interests on the Partnership Record Date until the Class B Limited Partners have received an amount equal to the excess, if any, of (I) their Class B Preferred Return for the current and all prior years over (II) the sum of all prior Class B Preferred Return distributions to the Class B Limited Partners pursuant to this Section 5.02(a)(i)(A) and Sections 8.07 and 8.08 hereof, and (B) to the Series C Limited Partners in accordance with their respective Series C Preferred Percentage Interests on the Partnership Record Date until the Series C Limited Partners have received an amount equal to the excess, if any, of (I) their Series C Preferred Return for the current and all prior years over (II) the sum of all prior Series C Preferred Return distributions to the Series C Limited Partners pursuant to this Section 5.02(a)(i)(B); and

(ii) Thereafter, to the Partners in accordance with their respective Common Percentage Interests on the Partnership Record Date;

provided, however, that if a new or existing Partner acquires additional Partnership Units in exchange for a Capital Contribution on any date other than a Partnership Record Date, the cash distribution attributable to such additional Partnership Units for the Partnership Record Date following the issuance of such additional Partnership Units shall be reduced in the proportion that the number of days that such additional Partnership Units are held by such Partner bears to the number of days in the relevant Distribution Period; and further provided, that if a Class B Limited Partner converts all or a portion of its Class B Preferred Partnership Units into Common Partnership Units pursuant to Section 8.07 hereof on any date other than a Partnership Record Date, on the succeeding Partnership Record Date, such Class B Limited Partner shall receive the sum of (i) a pro rata portion of the Class B Preferred Return for such Partnership Record Date attributable to the portion of the Distribution Period prior to and including the date of the conversion and (ii) a pro rata portion of the amount such Partner is entitled to receive as a holder of Common Partnership Units, which amount is attributable to the portion of the Distribution Period following the date of the conversion; and further provided, that if all or a portion of the Series C Preferred Partnership Units are redeemed pursuant to Section 4.02(f)(5) hereof on any date other than a Partnership Record Date, on the succeeding Partnership Record Date, with respect to the shares redeemed, the Series C Limited Partners shall receive a pro rata portion of the Series C Preferred Return for such Partnership Record Date attributable to the portion of the Distribution Period prior to and including the date of the redemption; and further provided that in the event the Partnership has insufficient cash to distribute the correct amounts to both the Class B Limited Partners and the Series C Limited Partners under Section 5.02(a)(i), the Partnership’s distributable cash will be distributed pro rata (on the basis set forth above) among the Class B Limited Partners, on the one hand, and the Series C Limited Partners, on the other hand.”

Section 9. Distribution Upon Liquidation.

Article V, Section 5.06(a) is hereby deleted in its entirety and the following new Section 5.06(a) is inserted in its place:

“(a) Upon liquidation of the Partnership, after payment of, or adequate provision for, debts and obligations of the Partnership, including any Partner loans, any remaining assets of the Partnership shall be distributed in the following order of priority:

(i) First, (A) to the Class B Limited Partners, in proportion to their respective Class B Preferred Percentage Interests, the amount of any accrued but unpaid Class B Preferred Return for the current and all prior years, and (B) to the Series C Limited Partners in proportion to their respective Series C Preferred Percentage Interests, the amount of any accrued but unpaid Series C Preferred Return for the current and all prior years;

(ii) Second, (A) to each Class B Limited Partner, the greater of (I) the Class B Preference Value per Unit multiplied by the number of Class B Preferred Partnership Units held by such Partner, (II) such Partner’s positive Capital Account balance that is attributable to Class B Preferred Partnership Units, or (III) the amount such Partner would have received upon the liquidation of the Partnership if such Partner had converted its Class B Preferred Partnership Units into Common Partnership Units pursuant to Section 8.07 hereof immediately prior to the liquidation, and (B) to each Series C Limited Partner, the greater of (I) the Series C Preference Value per Unit multiplied by the number of Series A Preferred Partnership Units held by such Partner or (II) such Partner’s positive Capital Account balance that is attributable to Series C Preferred Partnership Units; and

(iii) Thereafter, to the Class A Limited Partners and the General Partner with positive Capital Accounts in accordance with their respective positive Capital Account balances.

In the event that the Partnership has insufficient assets to distribute the appropriate amounts to both the Class B Limited Partners and the Series C Limited Partners under Section 5.06(a)(i) or (ii), the Partnership’s assets will be distributed pro rata (on the basis set forth above) among the Class B Limited Partners, on the one hand, and the Series C Limited Partners, on the other hand.

The Capital Account of each Partner shall be determined after all adjustments made in accordance with Sections 5.01, 5.02 and 5.06(a)(i) hereof resulting from Partnership operations and from all sales and dispositions of all or any part of the Partnership’s assets.”

Section 10. Automatic Conversion of Class B Preferred Partnership Units.

Article VIII, Section 8.08 is hereby deleted in its entirety and the following new Section 8.08 is inserted in its place:

“8.08 Automatic Conversion of Preferred Partnership Units. On the tenth anniversary of the First Class B Admission Date, the Class B Preferred Partnership Units will be converted automatically into Common Partnership Units on a one-for-one basis. If on such date any portion of the Class B Preferred Return is accrued but unpaid, the Partnership shall pay such amount to the Class B Limited Partners in the form of cash, a demand promissory note having an initial principal balance equal to such amount and bearing an annual interest rate of 10.5%, or Common Partnership Units having a value equal to such amount, at the election of each Class B Limited Partner. For purposes of the preceding sentence, the value of a Common Partnership Unit shall equal the “Market Price” of a Common Share (calculated in accordance with the second and third sentences of the definition of “Cash Amount”) on the date of the conversion. Upon the automatic conversion of the Class B Preferred Partnership Units into Common Partnership Units, the Class B Limited Partners shall become Class A Limited Partners.”

Section 11. Amendment of Partnership Agreement.

Article XI is hereby deleted in its entirety and the following new Article XI is inserted in its place:

“ARTICLE XI

AMENDMENT OF AGREEMENT

The General Partner may amend this Agreement in any respect; provided, however, that the following amendments shall require the consent of the following Partners:

(a) any amendment affecting the operation of the Redemption Right requires the consent of Limited Partners (other than the General Partner) holding more than 66 2/3% of the Partnership Units held by the Limited Partners (other than those held by the General Partner);

(b) any amendment affecting the operation of the Class B Conversion Right, the Class B Preferred Return, or the Class B Preference Value per Unit requires the consent of the Class B Limited Partners holding more than 66 2/3% of the Class B Preferred Percentage Interests;

(c) any amendment affecting the operation of the Series C Preferred Return or the Series C Preference Value per Unit requires the consent of the Series C Limited Partners holding more than 66 2/3% of the Series C Preferred Percentage Interests; and

(d) any amendment that would (i) affect the operation of the Conversion Factor, (ii) adversely affect the rights of the Limited Partners to receive the distributions payable to them hereunder (other than as a result of an issuance of additional Partnership Units that is otherwise permitted by this Agreement), (iii) alter the Partnership’s allocations of Profit and Loss, or (iv) impose on the Limited Partners any obligation to make additional Capital Contributions to the Partnership, requires the affirmative vote of 66 2/3% of the Percentage Interests held by each class of Limited Partner (other than the General Partner) adversely affected by such amendment.”

[Signature Page Follows]

IN WITNESS WHEREOF, the foregoing Fourth Amendment to the Second Amended and Restated Agreement of Limited Partnership of Innkeepers USA Limited Partnership has been signed and delivered as of this 20th day of January, 2004, by the undersigned sole general partner of the Partnership, as general partner, and by the Trust, for purposes of Section 2 only.

INNKEEPERS FINANCIAL CORPORATION, a Virginia corporation, as sole General Partner

By:	/s/ Mark A. Murphy
Name:	Mark A. Murphy
Title:	Vice President

INNKEEPERS USA TRUST, a Maryland real estate investment trust, as sole shareholder of the General Partner.

By:	/s/ Mark A. Murphy
Name:	Mark A. Murphy
Title:	General Counsel and Secretary

Exhibit A

Exhibit A shall be amended to indicate which holders of Common Partnership Units are Class A Limited Partners and to confirm that Class A Limited Partners hold Common Partnership Units as well as to include the following information with respect to the Series C Preferred Partnership Units:

SERIES C PREFERRED PARTNERSHIP UNITS

(Effective as of January 20, 2004)

Partner and Address	Cash Amount of Capital Contribution	Preferred Units	Percentage of Series C Partnership Preferred Units
Innkeepers Financial Corporation 306 Royal Poinciana Way Palm Beach, Florida 33480	$145,000,000	5,800,000	100.0%

Total	$145,000,000	5,8000,000	100.0%